Exhibit 99.1
CONSULTING AND SEPARATION AGREEMENT
     THIS CONSULTING AND SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of the 13th day of October 2006, between JULIET M. REISING, a resident of the State of Georgia (“Executive”), and VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, Executive has heretofore served as the Company’s Executive Vice President and Chief Financial Officer, and Executive desires to resign her positions with the Company in order to pursue other opportunities; and
     WHEREAS ¸ the Company and Executive each desire to enter into this Agreement to set forth in writing the terms and conditions of Executive’s resignation of all positions with, and separation from, the Company, its subsidiaries and affiliates;
     NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:
     Section 1. Separation; Separation Date. The Company and Executive separate by mutual agreement, and such separation shall be deemed to be a termination of Executive’s employment without cause under and within the meaning of that certain Amended and Restated Employment Agreement between the Company and Executive dated as of October 1, 2005 (the “Employment Agreement”). In order to effect such separation, Executive hereby resigns as the Executive Vice President and Chief Financial Officer of the Company and from all other positions Executive holds with the Company, its subsidiaries and affiliates effective as of November 1, 2006 (the “Effective Date”).
     Section 2. Payments and Benefits. Executive shall receive the compensation and benefits pursuant to Section 10.1.1(ii) of the Employment Agreement commencing on December 1, 2006; provided, however ¸ that if there shall occur a Change in Control (as that term is defined in the Employment Agreement) at any time prior to December 31, 2008, then Executive shall receive all remaining compensation due her pursuant to Section 10.1.1(ii)(2) of the Employment Agreement in a lump-sum within ten (10) business days of such Change in Control.
     Section 3. Continuation Period and Compensation. For the period commencing on the Effective Date and continuing through November 30, 2006 (the “Employment Continuation Period”), Executive shall continue to serve as an employee of the Company and, in such capacity, shall perform such executive-level services comparable in scope to those previously performed by Executive for or on behalf of the Company in order to facilitate the orderly transition of matters for which Executive has heretofore been responsible. For the services rendered by Executive during the Employment Continuation Period, Executive shall continue to receive the same salary and benefits to which Executive is currently entitled. For the period commencing on December 1, 2006 and continuing through January 1, 2007 (the “Consultancy Period”), Executive shall be available to consult with the Company and respond to appropriate inquiries on such matters pertaining to the Company’s business as may, from time to time, be reasonably requested of Executive by the Company; provided, however, that such services shall be limited to executive-level services comparable in scope to those previously performed by Executive for or on behalf of the Company. In this regard, Executive shall be available throughout the Consultancy Period at reasonable times, and upon reasonable notice, to meet, in person or via telephone, with the Company, for the purposes of providing such consulting services; provided, however, that the foregoing shall not be deemed to restrict Executive from engaging in any part or full-time employment with, or providing consulting services to, someone other than the Company. In consideration of such consultancy services and the other matters herein, the Company shall grant to Executive on or before December 1, 2006 an aggregate of 66,936 shares of restricted stock pursuant to the Company’s 1999 Stock Incentive Plan, as amended, which shares shall vest on January 1, 2007.
     Section 4. Confirmation of Employment; Non-Disparagement. The Company shall confirm the dates of Executive’s employment with the Company with any future potential employer of Executive upon inquiry thereby. The Company agrees not to take any action or say anything to any person, including, without limitation, any future potential employer of Executive, that criticizes or disparages Executive or harms Executive’s reputation. All requests for confirmation of Executive’s dates of employment with the Company should be directed to the Chief Executive Officer of the Company at 400 Galleria Parkway Suite 200, Atlanta, Georgia 30339. Executive shall not direct potential employers to contact anyone else with the Company.
     Section 5. Executive Non-Disparagement. Executive agrees not to take any action or say anything to any person that: (i) criticizes or disparages the Company, any of its subsidiaries or affiliates or their respective management teams, boards of directors, or practices, services or products; (ii) disrupts or impairs the normal, ongoing business operations of the Company or any of its subsidiaries or affiliates; or (iii) harms the Company’s reputation with its employees, customers, lenders, suppliers, investors or the public.
Section 6. General Release By Executive.
     (a) Executive hereby acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action (in law or in equity), suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, directly or indirectly, personally or in a representative capacity, at any time against the Company or any of its agents, attorneys, assigns, heirs, executors, executives, administrators, committees, subsidiaries, affiliates, fiduciaries, trustees, beneficiaries, participants, personal and/or legal representatives and any benefit plans sponsored by the Company (the “Company Released Parties”) by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to and including the date of this Agreement, whether based on a constitution, statute, regulation, agreement or the common law (“Company General Release”); provided, however, nothing herein shall release the Company Released Parties from the Company’s obligations under this Agreement or under the Employment Agreement. This Company General Release includes, without limitation, all claims, manner of actions, causes of action (in law or in equity), suits or requests for attorney’s fees and/or costs under the Executive Retirement Income Security Act of 1974; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967 (the “ADEA”); the Older Worker’s Benefits Protection Act (the “OWBPA”); the Rehabilitation Act of 1973; COBRA; the Occupational Safety and Health Act; the National Labor Relations Act; 42 U.S.C. §§ 1981 through 1988; any Federal, state or local law regarding retaliation for protected activity or interference with protected rights; and any state or local law, including, without limitation, the Georgia Constitution; and all claims under Georgia public policy or common law, including, without limitation, common law claims of outrageous conduct, intentional or negligent infliction of emotional distress, negligent hiring, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination of employment, interference with employment relationship, civil rights, fraud and deceit and all other claims of any type or nature, including all claims for damages, wages, compensation, vacation, reinstatement, medical expenses, punitive damages, and claims for attorneys’ fees. Subject to the foregoing, Executive and the Company intend that this Company General Release shall discharge all claims against the Company and all other Company Released Parties to the full and maximum extent permitted by law, but not in excess of that permitted by law.
     (b) Except as necessary to enforce the terms of this Agreement, or as otherwise permitted by law, Executive covenants and agrees not to sue the Company or any other Company Released Party concerning any of the matters covered by this Agreement.
     (c) Executive warrants and represents that Executive has filed no administrative action against the Company or any other Company Released Party with any local, state or Federal agency. Executive further warrants and represents that Executive is not a plaintiff or claimant in any lawsuit or any other action filed in any jurisdiction against the Company or any other Company Released Party.
     (d) Executive acknowledges and agrees that, in regard to Executive’s release and waiver of claims under the ADEA and the OWBPA, as set forth in Section 6(a), Executive was informed that Executive does not waive age rights or claims that may arise after the date this Agreement is executed and that Executive has twenty-one (21) days after receiving this Agreement within which to consider this Agreement. If Executive executes this Agreement before the end of such twenty-one (21)-day period, then Executive acknowledges that Executive’s decision to do so was knowing, voluntary and not induced by fraud, misrepresentation or a threat to withdraw, alter or provide different terms prior to the expiration of such twenty-one (21)-day period. Executive further acknowledges that this Agreement is effective and enforceable against Executive upon Execution’s execution hereof, subject to Executive’s revocation of Executive’s release of any claim under the ADEA in accordance with Section 6(e) hereof. Executive further understands and acknowledges that if Executive revokes such release, this Agreement shall become null, void and of no effective, and Executive will lose all benefits under this Agreement to the extent permitted by law.
     (e) Executive understands that Executive has seven (7) days following Executive’s execution of this Agreement to revoke Executive’s release of any claim under the ADEA in this

Agreement. Executive further understands that, if Executive elects to revoke Executive’s release of any claim under the ADEA in this Agreement, Executive must provide notice to the Company as set forth in Section 10.8 hereof within the applicable period for revocation.
     (f) Notwithstanding any provision of this Agreement which may be to the contrary, the Company agrees that it will defend and indemnify Executive against any legal action, proceeding, claim or charge, action and/or proceeding commenced by a third party (collectively referred to as a “Claim”) against Executive, individually and/or with others, to the same and fullest extent that she would have been entitled to be defended and/or indemnified against same under any law, rule, regulation, statute, or under any Company by-law, policy, practice, rules, regulations, indemnity agreement or applicable insurance policy(s) in effect and/or applicable to the period during which Executive was employed by the Company and/or the date on which each such Claim is made or asserted. Provided further, and notwithstanding any other provision in this Agreement or the Company General Release given by Executive hereunder to the contrary, nothing in this Agreement is intended to waive or release any rights and benefit entitlements which Executive may otherwise have arising out of her participation, if any, in any employee benefit, pension, retirement, deferred compensation, Savings and Investment or 401(k) plan(s), stock, option, equity plan(s), maintained by the Company during the term of Executive’s employment. The provisions of this Section 6(f) shall survive execution of this Agreement. The indemnification provisions of this Section 6(f) are not intended to enlarge Executive’s rights with respect to indemnification beyond those provided under any law, rule, regulation, statute, or under any Company by-law, policy, practice, rules, regulations, indemnity agreement or applicable insurance policy(s) in effect and/or applicable to the period during which Executive was employed by the Company and/or the date on which each such Claim is made or asserted.
     Section 7. General Release By the Company. The Company, for itself and on behalf of its directors, officers, subsidiaries, affiliates, successors and assigns, hereby acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action (in law or in equity), suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, directly or indirectly, personally or in a representative capacity, at any time against Executive or, to the extent applicable, any and all of Executive’s heirs, personal representatives, administrators, affiliates, predecessors, successors and assigns, as the case may be (“Executive Released Parties”), by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to and including the date of this Agreement whether based on a constitution, statute, regulation, agreement or the common law; provided, however, nothing herein shall release the Executive Released Parties from Executive’s obligations under this Agreement or under the Employment Agreement (to the extent such obligations survive the termination of employment). Subject to the foregoing, Executive and the Company intend that this release shall discharge all claims against Executive and all other Executive Released Parties to the full and maximum extent permitted by law, but not in excess of that permitted by law.
     Section 8. Additional Agreements.
     8.1 Cooperation. Consistent with Executive’s duties and obligations to any employer or business entity with which she is then employed, associated, affiliated or involved,

Executive agrees to make herself available to the Company, at reasonable times and places, and subject to non-interference with Executive’s then employment or business activities, to provide information to it concerning her direct knowledge of any aspect of any litigation, arbitration, investigation, governmental proceeding or other proceeding involving the Company in respect of work performed or services rendered by Executive while she was employed by the Company. In addition, the Company agrees to reimburse Executive for all out-of-pocket expenses incurred by her, including reasonable travel expenses, and if, at the request of the Company, Executive devotes more than an immaterial amount of time to the performance of this Section 8.1 after January 1, 2007, then the Company shall compensate Executive for such time at a rate to be agreed upon.
     8.2 Return of Company Property. Unless otherwise instructed by the Company, Executive agrees that Executive will not retain or destroy, and will return to the Company simultaneously with the execution of this Agreement, any and all property of the Company, its subsidiaries or affiliates which is in Executive’s possession or subject to Executive’s control, including, without limitation, keys, credit and identification cards, computers, files, personal items and equipment provided to Executive for Executive’s use, together with all written or recorded materials, documents, computer discs, plans, records, notes or other papers relating to the affairs of the Company, its subsidiaries or affiliates, but excluding any such documents relating to Executive’s compensation and benefits.
     Section 9. Additional Acknowledgements, Representations and Warranties.
     9.1 Executive hereby represents and warrants to the Company and acknowledges that:
     (a) This Agreement is the result of a compromise and shall never at any time or for any purpose be construed as an admission by the Company of any liability, and that the Company specifically disclaims any liability to Executive or to any other person or entity.
     (b) Executive has had full and adequate opportunity to discuss and consider Executive’s claims. This Agreement is written in a manner that Executive understands. Executive has been advised to, and has had the opportunity to, consult with Executive’s attorney prior to deciding whether to enter into this Agreement.
     (c) The promises, releases and covenants made in this Agreement by Executive are granted in exchange for the consideration set forth in Section 3 hereof, which is in addition to anything of value to which Executive is entitled.
     (d) In executing this Agreement, Executive has not relied upon any written or oral representations or statements not expressly made a part hereof made by any person with regard to the subject matter, basis, or effect of this Agreement.
     (e) This Agreement is executed by Executive knowingly and voluntarily, and that Executive has not been coerced in any way to execute this Agreement, and that no promise or inducement has been offered or made except as set forth in Section 3 hereof.

     (f) Executive has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein, and Executive agrees to indemnify, defend, and hold the Company and all other Company Released Parties harmless from any and all claims based on or arising out of any such assignment or transfer, or purported assignment or transfer, of any claims, or any portion thereof or interest therein, including, without limitation, all attorney’s fees and expenses incurred by the Company or any other Company Released Party in the defense thereof.
     9.2 The Company hereby represents and warrants to Executive that the execution, delivery, and performance of this Agreement by the Company have been authorized by all necessary actions on the part of the Company.
     Section 10. Miscellaneous.
     10.1 Binding Effect; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the Executive, Executive’s executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns. This Agreement shall not be assignable by Executive, and shall be assignable by the Company to any corporation or other entity resulting from any reorganization, merger or consolidation of the Company with any other corporation or entity or to any corporation or entity to, or with which, the Company’s business or substantially all of its assets may be sold, exchanged or transferred.
     10.2 Governing Law; Arbitration. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of laws. Any controversy or claim arising out of or related to this Agreement, including any dispute regarding the validity or scope of this Agreement, shall be settled and decided by one arbitrator pursuant to arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“Rules”), as then in effect, unless the parties hereto agree otherwise in writing. Any such arbitration shall be held and conducted in Atlanta, Georgia within 90 days of the appointment of the arbitrator, in accordance with the provisions set forth in said Rules. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

Initials of Parties:
JMR
SAO
     10.3 Invalid Provisions. With the exception of the provisions set forth in Sections 5 and 6, the parties hereto agree that: (a) the agreements, provisions and covenants contained in this Agreement are several and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision, and covenant constitutes an enforceable obligation between the

Company and Executive; and (b) neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted. The parties hereto further agree that, if any of the provisions of Sections 5 or 6 hereof are illegal, invalid or unenforceable, then the Company may, at its option, declare this entire Agreement null and void.
     10.4 Entire Agreement. This Agreement and the Employment Agreement embody the entire agreement of the parties hereto with respect to the subject matter hereof, except that Executive’s obligations under the Verso Technologies Security and Confidential Information Agreement by and between Executive and the Company shall continue to be governed by such agreement in the event any such provisions conflict with any term herein and that certain Indemnity Agreement by and between the Company and Executive shall remain in effect. Except as set forth in this Section 10.4, all statements relating to the subject matter hereof and writings which pre-date the execution hereof are superseded hereby.
     10.5 Equitable Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in this Agreement. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of this Agreement or the continuation of any such breach without the necessity of proving actual damages and without posting any bond or other security, and may seek to specifically enforce the terms of this Agreement.
     10.6 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Agreement.
     10.7 Legal Fees. Each party hereto shall be responsible for its own, and not the other party’s, legal fees incurred in connection herewith.
     10.8 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and
If to Executive, addressed to:
Juliet M. Reising
3428 Turtle Cove Court
Marietta, Georgia 30067
If to the Company, addressed to:
Verso Technologies, Inc.
400 Galleria Parkway, Suite 200
Atlanta, Georgia 30339
Attn: Chief Executive Officer

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.
     10.9 Facsimile Signature; Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
     10.10 Waiver. The waiver by either party hereto of a breach of any provision, agreement or covenant of this Agreement by the other party hereto shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by such other party hereto.
     10.11 Amendment. This Agreement may be modified only by written instrument signed by each of the parties hereto.
[Signatures on following page]

     IN WITNESS WHEREOF, Executive has executed and delivered this Agreement, and the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized, all as of the day and year written below.

/s/ JULIET M. REISING

JULIET M. REISING

Date:		10/13/06

VERSO TECHNOLOGIES, INC.

By:		/s/ Steven A. Odom

	Its:	Executive Chairman

Date:		10/13/06